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Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 2-81733, 33-3420, 33-31765, 33-64248, 33-35592, 33-61429, 33-32857 and 333-40363
of The Pep Boys - Manny, Moe & Jack and subsidiaries on Forms S-8 and Registration Statement Number 333-45793 of The Pep Boys - Manny, Moe & Jack and subsidiaries on Form S-3 of our report dated March 19, 1998, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack and subsidiaries for the year ended January 31, 1998.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
April 27, 1998